Exhibit 10.22

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”) is entered into as of this 30th day of October, 2014, by and among RICHARD STEEL, an individual (the “Subordinated Creditor”), SOCIAL REALITY, INC., a Delaware corporation (the “Borrower”; the Borrower and each other Person who executes a joinder to this Agreement and becomes an obligor hereunder, including, without limitation, Steel Media, a California corporation (“Steel Media”), from and after the consummation of the Closing Date Acquisition (as defined in the Senior Loan Agreement described below), from time to time, each a “Company” and collectively, the “Companies”) and VICTORY PARK MANAGEMENT, LLC, as administrative agent and collateral agent for the Lenders (as defined in the Senior Loan Agreement described below) or such then present holder or holders of the “Senior Debt” (as hereinafter defined) as may from time to time exist (“Senior Agent”; the Senior Agent, the Lenders and such other present holders of “Senior Debt” from time to time are referred to herein each individually as a “Senior Lender Party” and collectively as the “Senior Lender Parties”).

RECITALS

A.

The Borrower and the Senior Lender Parties have entered into a Financing Agreement dated as of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Senior Loan Agreement”) pursuant to which, among other things, the Senior Lender Parties have agreed, subject to the terms and conditions set forth in the Senior Loan Agreement, to make certain loans and financial accommodations to the Companies. All of the Companies’ obligations to the Senior Lender Parties under the Senior Loan Agreement and the other Senior Debt Documents (as hereinafter defined) are secured by first priority Liens on substantially all of the now existing and hereafter acquired personal property of the Companies.

B.

The Borrower, Steel Media and the Subordinated Creditor are parties to that certain Stock Purchase Agreement dated as of even date herewith (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, the “Stock Purchase Agreement”), pursuant to which, among other things, (i) the Borrower has acquired all of the outstanding stock of Steel Media, (ii) the Subordinated Creditor has extended credit to the Borrower as seller financing for such purchase, as evidenced by a Secured Subordinated Promissory Note of even date herewith made by the Borrower in favor of the Subordinated Creditor in the original principal amount of $2,500,000 (together with all promissory notes and other instruments issued in replacement thereof or substitution therefor, and in each case as amended, supplemented, restated, substituted or otherwise modified and in effect, the “Seller Subordinated Note”) and (iii) the Subordinated Creditor may from time to time become entitled to the Earnout Payments.  The Borrower is also obligated to indemnify the Subordinated Creditor under Section 7.3 of the Stock Purchase Agreement (the “SPA Indemnification Obligations”), and the Borrower has also undertaken to indemnify the Subordinated Creditor for certain errors or omissions in the Subordinated Creditor’s capacity as an officer and director of the Borrower, pursuant to its certificate of incorporation, by-laws, and the Indemnification Agreement, of even date herewith, by and between the Borrower and the Subordinated Creditor (the “Indemnification Agreement”), which indemnification obligations (the “D&O Indemnification Obligations”) are supported by “D&O” insurance maintained by  the Borrower (“D&O Insurance”).  Further, the Borrower is obligated to the Subordinated Creditor under a certain employment agreement, of even date herewith, between the Borrower and the Subordinated Creditor (the “Employment Agreement”). Further, the Borrower has granted to the Subordinated Creditor certain options to purchase shares of the Borrower pursuant to the terms of the Stock Purchase Agreement (the “Stock Options”).  The obligations under the Seller Subordinated Note are secured by the Subordinated Creditor’s interests in the Escrow Shares pursuant to the terms of Section 7 of the Seller Subordinated Note and the related Put Right set forth in Section 6.10 of the Stock Purchase Agreement (collectively, the “Subordinated Debt Security”).  The obligations of the Companies under the Earnout Payments, the SPA Indemnification Obligations, the D&O Indemnification Obligations, the Stock Options and the Employment Agreement are unsecured.

NOW, THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby covenant and agree as follows:

1.

Definitions.  Capitalized terms used but not otherwise defined in this Agreement shall have the meanings assigned to such terms in the Senior Loan Agreement. As used in this Agreement, the following terms have the following meanings:

“Bankruptcy Code” shall mean Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

“Catch-Up Payment” shall mean any Permitted Subordinated Debt Payment by the Borrower to the Subordinated Creditor that was not permitted to be paid as a result of the restrictions contained in Subsection 2.2 of this Agreement.

 “Distribution” shall mean, with respect to any indebtedness, (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness or obligation, (b) any redemption, purchase or other acquisition of such indebtedness or obligation by any Person or (c) the granting of any Lien on or for the benefit of the holders of such indebtedness or obligation in or upon any property of any Person; provided that, notwithstanding anything set forth in this definition, no Transaction-Related Payment shall be deemed a “Distribution” under this Agreement.

“Earnout Payments” has the meaning ascribed to such term in the Stock Purchase Agreement, as in effect on the date hereof.

“Enforcement Action” shall mean (a) to take from or for the account of any Company or any Subsidiary of any Company, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any Company or any Subsidiary of any Company with respect to the Subordinated Debt, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against any Company or any Subsidiary of any Company to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Debt Documents or applicable law with respect to the Subordinated Debt or any of the Companies’ property or assets, including the commencement of any Proceeding, (c) to accelerate the Subordinated Debt (other than pursuant to Section 2.6(r) of the Stock Purchase Agreement, (d) to exercise the Put Right or any other put option or to cause any Company or any Subsidiary of any Company to honor any redemption or mandatory prepayment obligation under any Subordinated Debt Document, (e) to notify account debtors or directly collect accounts receivable or other payment rights of any Company or any Subsidiary of any Company, (f) to take control or possession of or sell or otherwise realize upon, or to exercise any other rights or remedies with respect to the Subordinated Debt Security, or (g) to take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of any Company or any Subsidiary of any Company; provided that, notwithstanding anything set forth in this definition, no action to enforce the Subordinated Creditor’s right to a Transaction-Related Payment shall be deemed to be an “Enforcement Action” under this Agreement.

“Escrow Shares” has the meaning ascribed to such term in the Stock Purchase Agreement.

“Lender” or “Lenders” shall mean any “Lender” or the “Lenders,” respectively, as such terms are defined in the Senior Loan Agreement.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or otherwise), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention arrangement, the interest of a lessor under a capital lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Permitted Subordinated Debt Payments” shall mean (a) payments required to be made pursuant to Section 2 and 5(c) of the Seller Subordinated Note, (b) Earnout Payments required to be made pursuant to Section 2.5 of the Stock Purchase Agreement, in each case, due and payable on a non-accelerated basis in accordance with the terms of the Subordinated Debt Documents, as in effect on the date hereof and (c) Earnout Payments accelerated pursuant to Section 2.5(r) of the Stock Purchase Agreement in accordance with the terms of the Subordinated Debt Documents, as in effect on the date hereof; provided, that the payment of Earnout Payments pursuant to Section 2.5(s) of the Stock Purchase Agreement shall be excluded from a Permitted Subordinated Debt Payment.

“Person” shall mean any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Put Right” has the meaning ascribed to such term in the Stock Purchase Agreement.

“Senior Debt” shall mean all “Obligations” (as defined in the Senior Loan Agreement), including, without limitation, all interest, fees, expenses, indemnities and reimbursement obligations, in each case, whether now existing or hereafter created, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with (a) any amendments, modifications, renewals or extensions thereof and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim.

“Senior Debt Documents” shall mean the Senior Loan Agreement, all promissory notes or other instruments evidencing the Senior Debt or the obligation to pay the Senior Debt, any guaranty with respect to the Senior Debt, any security agreement or other collateral document securing the Senior Debt and all other documents, agreements and instruments now existing or hereafter entered into evidencing or pertaining to all or any portion of the Senior Debt.

“Senior Default Notice” means a written notice from Senior Agent to the Subordinated Creditor pursuant to which the Subordinated Creditor is notified of the existence of a Senior Covenant Default which notice shall reference this Agreement and which includes a reasonably detailed description of such Senior Covenant Default.

“Senior Covenant Default” means any “Default” or “Event of Default” under the Senior Loan Agreement, other than a Senior Payment Default.

“Senior Payment Default” means (a) an Event of Default resulting from the failure of any Company to pay, on a timely basis, any principal or interest required to be paid under the Senior Loan Agreement, including, without limitation, in each case, any default in payment of Senior Debt after acceleration thereof or (b) an Event of Default resulting from the failure of any Company to pay, on a timely basis, any fee or other amount required to be paid pursuant to the terms of the Senior Loan Agreement in an aggregate amount (individually or together with all other such unpaid amounts) in excess of $500,000, including, without limitation, in each case, any default in payment of Senior Debt after acceleration thereof.

 “Subordinated Debt” shall mean all obligations, liabilities and indebtedness of every nature of any Company or any Subsidiary of any Company, if any, from time to time owed to the Subordinated Creditor in respect of the Seller Subordinated Note, the Put Right and the Earnout Payments, whether now existing or hereafter created, including, without limitation, the principal amount thereof; claims and indebtedness thereon, accrued and unpaid interest thereon and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, on account thereof, whether before or after the filing of a proceeding under the Bankruptcy Code together with any amendments, modifications, renewals or extensions thereof. Subordinated Debt specifically excludes any obligation of any Company or any Subsidiary of any Company to make a Transaction-Related Payment.

“Subordinated Debt Documents” shall mean the Stock Purchase Agreement, the Seller Subordinated Note, any other instrument evidencing the Subordinated Debt or the obligation to pay the Subordinated Debt, any guaranty with respect to the Subordinated Debt and any other security agreement or other collateral document securing the Subordinated Debt and all other documents, agreements and instruments now existing or hereafter entered into evidencing or pertaining to all or any portion of the Subordinated Debt; provided that the Escrow Shares, the Employment Agreement, the Indemnification Agreement, the D&O Insurance, the Registration Rights Agreement (as defined in the Stock Purchase Agreement), the Escrow Agreement (as defined in the Stock Purchase Agreement), and the Indemnification Escrow Agreement (as defined in the Stock Purchase Agreement),  shall not constitute Subordinated Debt Documents.

“Subordinated Default” means a default in the payment of the Subordinated Debt, or performance of any term, covenant or condition contained in the Subordinated Debt Documents or the occurrence of any other event or condition constituting an event of default under the Subordinated Debt Documents, in each case in respect of which all applicable grace and cure periods under the Subordinated Debt Documents have lapsed.

“Subordinated Default Notice” means a written notice to Senior Agent pursuant to which Senior Agent is notified of the existence of a Subordinated Default, which notice shall reference this Agreement and which includes a reasonably detailed description of such Subordinated  Default.

“Transaction-Related Payment” shall mean any or all of the following: (i) a distribution to, or sale or other disposition by, the Subordinated Creditor of the Escrow Shares in accordance with the terms of the Stock Purchase Agreement and Escrow Agreement to or for the benefit of the Subordinated Creditor (but excluding any exercise of the Put Right with respect to such Escrow Shares); (ii) a payment of any SPA Indemnification Obligation; (iii) a payment of any D&O Indemnification Obligation; (iv) a payment under the Employment Agreement; (v) the exercise of any Stock Option; (vi) the release of all or any portion of the Indemnification Escrow Amount (as defined in the Stock Purchase Agreement); and (viii) the payment of Earnout Payments pursuant to Section 2.5(s) of the Stock Purchase Agreement.

2.

Subordination.

2.1

Subordination of Subordinated Debt to Senior Debt.  Each Company covenants and agrees, and the Subordinated Creditor likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Debt Documents, that the payment of any and all of the Subordinated Debt shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior indefeasible payment in full in cash of all Senior Debt.  Each holder of Senior Debt (including, without limitation, each Senior Lender Party), whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement. Except as otherwise permitted under Subsection 2.2 below, all Senior Debt shall first be indefeasibly paid in full in cash and all commitments to lend under the Senior Debt Documents shall be terminated before any Distribution, whether in cash, securities or other property, shall be made to the Subordinated Creditor on account of any Subordinated Debt.

2.2

Subordinated Debt Payment Restrictions.  (a) Notwithstanding the provisions of subsection 2.1 hereinabove, Permitted Subordinated Debt Payments shall be permitted to be made by the Companies to the Subordinated Creditor and accepted by the Subordinated Creditor; provided, that, the Companies shall not make and the Subordinated Creditor shall not accept or receive from the Companies or otherwise, directly or indirectly, in cash or other property or by set-off or in any other manner (including, without limitation, from or by way of the exercise of the Put Right, but excluding each of the distribution of the Escrow Shares to the Subordinated Creditor in accordance with the terms of the Stock Purchase Agreement and the Escrow Agreement and the sale or other disposition thereof by the Subordinated Creditor), payment of all or any part of the Subordinated Debt that otherwise would have been permitted to be made if, at the time of such payment or immediately after giving effect thereto:

(i)

Subject to Subsection 2.2(b)(i) below, a Senior Payment Default exists; or

(ii)

Subject to Subsection 2.2(b)(ii) below, the Subordinated Creditor shall have received a Senior Default Notice from Senior Agent stating that a Senior Covenant Default exists or would be created by the making of such payment.

(b)

The Companies may resume making Permitted Subordinated Debt Payments in respect of the Subordinated Debt:

(i)

in the case of a Senior Payment Default:

(x) with respect to any Permitted Subordinated Debt Payment to be made pursuant to clauses (a) and/or (b) of the definition thereof, upon the earlier to occur of (A) the cure or waiver (as evidenced by a written waiver from Senior Agent to Borrower) of such Senior Payment Default in accordance with the terms of the Senior Loan Agreement or (B) the date on which the Senior Debt is paid in full and all commitments to lend under the Senior Debt Documents have terminated or (C) the date upon which the Senior Agent, in its sole discretion, consents in writing to the resumption of Permitted Subordinated Debt Payments; and

(y) with respect to any Permitted Subordinated Debt Payment to be made pursuant to clause (c) of the definition thereof, upon the earliest to occur of (A) the cure or waiver (as evidenced by a written waiver from Senior Agent to Borrower) of such Senior Payment Default in accordance with the terms of the Senior Loan Agreement, (B) the date on which the Senior Debt is paid in full and all commitments to lend under the Senior Debt Documents have terminated or (C) the expiration of two hundred seventy (270) days from the date of the occurrence of such Senior Payment Default or (D) the date upon which the Senior Agent, in its sole discretion, consents in writing to the resumption of Permitted Subordinated Debt Payments; and

(ii)

in the case of a Senior Covenant Default, upon the earliest to occur of (x) the cure or waiver (as evidenced by a written waiver from Senior Agent to Borrower) of such Senior Covenant Default in accordance with the terms of the Senior Loan Agreement, (y) the date on which the Senior Debt is paid in full and all commitments to lend under the Senior Debt Documents have terminated, and (z) the expiration of one hundred thirty-five (135) days from the date on which the Senior Default Notice with respect thereto was received.

(c)

Promptly following the date on which the Companies are permitted to resume making Permitted Subordinated Debt Payments in accordance with Subsection 2.2(b) above (and in no event later than three (3) Business Days) the Companies may make a Catch-Up Payment to the Subordinated Creditor and resume making Permitted Subordinated Debt Payments, and Subordinated Creditor shall be entitled to accept such payments from the Companies.

(d)

In the event the Companies do not make a Permitted Subordinated Debt Payment otherwise required to be made by them under the Subordinated Debt Documents as a result of the restrictions set forth in this Agreement, any such non-payment, in and of itself, shall not (x) result in or be deemed to constitute a default or an event of default under, or a violation or breach of, the Subordinated Debt Documents or (y) limit or affect the Subordinated Creditor’s obligations under the Subordinated Debt Documents; it being agreed that such other agreements are independent of any provisions hereof and the existence of any claim or cause of action hereunder shall not constitute a defense to the enforcement by the Companies of such other agreements.  Nothing contained in this Section 2.2 shall be construed to waive, limit or otherwise impair the Subordinated Creditor’s rights or remedies or entitlement to pursue or obtain (x) any Transaction-Related Payment (or any sale or other disposition thereof) and (y) the Escrow Shares (or any sale or other disposition of the Escrow Shares) in accordance with the terms of the Stock Purchase Agreement and the Escrow Agreement; provided that the exercise of the Put Right with respect to the Escrow Shares shall be limited and subordinated to the Senior Debt in accordance with the terms of this Agreement.

(e)

No more than two (2) Senior Default Notices may be sent pursuant to Subsection 2.2(a)(ii) during any consecutive three hundred sixty-five (365) day period and no more than three (3) Senior Default Notices may be sent pursuant to Subsection 2.2(a)(ii) in the aggregate during the term of this Agreement.

2.3

Subordinated Debt Standstill Provisions.  Until the Senior Debt has been indefeasibly paid in full and all commitments to lend under the Senior Debt Documents have terminated, the Subordinated Creditor shall not, without the prior written consent of the Senior Agent, take any Enforcement Action, except as provided in the following sentence.  Upon the earliest to occur of:

(a)

the passage of one-hundred thirty-five (135) days from the date of Senior Agent’s receipt of a Subordinated Default Notice from the Subordinated Creditor if the Subordinated Default described therein shall not have been cured or waived in accordance with the relevant Subordinated Debt Document within such period;

(b)

 acceleration of the Senior Debt (provided, however, that if, following any such acceleration of the Senior Debt, such acceleration in respect of the Senior Debt is rescinded, then all Enforcement Actions taken by the Subordinated Creditor shall likewise be rescinded if (i) such Enforcement Actions are based on this clause (b) and (ii) the Subordinated Creditor shall have no right under any other clause of this Subsection 2.3 to take any Enforcement Action);

(c)

the occurrence of a Proceeding (provided, however, that if such Proceeding is dismissed, the corresponding prohibition against the Subordinated Creditor taking any Enforcement

Action shall automatically be reinstated as of the date of dismissal as if such Proceeding had not been initiated, unless the Subordinated Creditor shall have the right to take any Enforcement Action under another clause of this subsection 2.3; provided, further, that such reinstatement shall not affect the running of the one-hundred thirty-five (135)-day period under clause (a) above to the extent the Subordinated Default giving rise thereto is not based on an acceleration of the Senior Debt or the initiation of such Proceeding);

(d)

 the institution or commencement by Senior Agent of any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to, with respect to the Senior Debt, enforce, foreclose upon, take possession of or sell any material portion of the collateral securing Senior Debt  (other than any action by Senior Agent to take “control” of any deposit account or securities account of any Company);

(e)

the date on which the Senior Debt is paid in full and all commitments to lend under the Senior Debt Documents have terminated;

the Subordinated Creditor may, upon not less than five (5) Business Days’ prior written notice to Senior Agent, which in respect of Enforcement Actions taken pursuant to clause (a) above, which notice may be given during such one hundred thirty-five (135) day period, take Enforcement Actions, but subject in all events to the restrictions and limitations of this Agreement.

Notwithstanding the foregoing or any other terms of this Agreement, the Subordinated Creditor may (i) file proofs of claim against the Borrower or any Company in any Proceeding (defined below) involving such party, (ii) subject to this Agreement, take such actions as are reasonably necessary in such Proceeding to establish and preserve such claim, and (iii) commence any legal action against the Borrower or any Company to the extent (but only to the extent) that the commencement of such legal action is necessary to toll the running of any applicable statute of limitations (but not earlier than ninety (90) days before the expiration thereof).

2.4

Incorrect Payments.  If any Distribution on account of the Subordinated Debt not permitted to be made by any Company or any Subsidiary of any Company or accepted by the Subordinated Creditor under this Agreement is made and received by the Subordinated Creditor, such Distribution shall not be commingled with any of the assets of the Subordinated Creditor, shall be held in trust by the Subordinated Creditor for the benefit of the Senior Agent and the other Senior Lender Parties and shall be promptly paid over to Senior Agent for application (in accordance with the Senior Debt Documents) to the payment of the Senior Debt then remaining unpaid, until the earlier of all of the Senior Debt is paid in full or otherwise permitted in writing by the Senior Agent.

2.5

[Reserved].

2.6

[Reserved].

2.7

Liquidation, Dissolution, Bankruptcy. Upon any dissolution, winding up, liquidation or reorganization of any Company or any other Credit Party (or any of their respective assets) or similar distribution of assets, whether in any bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of any Company or any other Credit Party (each, a “Proceeding”):

(a)

the Senior Lender Parties shall be entitled to receive indefeasible payment in full in cash of all Senior Debt (including interest, fees and charges accruing thereon after the commencement of any such Proceedings whether or not such interest, fees and charges are allowed claims) before the

Subordinated Creditor is entitled to receive any payment upon the Subordinated Debt (provided the foregoing shall not be deemed to restrict Permitted Subordinated Debt Payments permitted to be made pursuant to the terms hereof prior to the commencement of any such Proceeding), and the holders of Senior Debt shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash, property or securities or by set-off or otherwise, which may be payable or deliverable in any such Proceedings in respect of the Subordinated Debt;

(b)

any payment or distribution of assets of Company or such other Credit Party of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the holders of the Subordinated Debt would be entitled pursuant to the Subordinated Debt Documents following the commencement of any such Proceeding but for the provisions hereof shall be paid by the liquidating trustee or agent or other person or entity making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to Senior Agent, for the benefit of the Senior Lender Parties, ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt held or represented by each such holder (or in such other proportions otherwise agreed to among the holders of Senior Debt in writing), to the extent necessary to make payment in full in cash of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the Senior Lender Parties and the Subordinated Creditor acknowledges and agrees that such a payment or distribution may, particularly with respect to interest, fees and charges on Senior Debt after the commencement of such Proceeding, result in the Subordinated Creditor receiving less than they would otherwise;

(c)

the Subordinated Creditor hereby irrevocably (x) authorizes, empowers and directs all receivers, trustees, debtors-in-possession, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and deliveries, and the Subordinated Creditor also irrevocably authorizes, empowers and directs Senior Agent (or its agent, designee or nominee) to demand, sue for, collect and receive every such payment or distribution, and (y) agrees to execute and deliver to Senior Agent (or its agent, nominee or designee) all such further instruments confirming the authorization referred to in the foregoing clause (x);

(d)

the Subordinated Creditor agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Debt requested by Senior Agent (or its agent, designee or nominee) in connection with any such Proceedings and hereby irrevocably authorizes, empowers and appoints Senior Agent (or its agent, designee or nominee) its agent and attorney-in-fact to (x) execute, verify, deliver and file such proofs of claim and (y) vote such proofs of claim or related claims in any such Proceedings; provided that no Senior Lender Party shall have any obligation to execute, verify, deliver, file and/or vote any such proof of claim or claim.  In the event that Senior Agent (or any agent, designee or nominee thereof) votes any claim in accordance with the authority granted hereby, the Subordinated Creditor shall not be entitled to change or withdraw such vote;

(e)

until the payment in full in cash of the Senior Debt and the termination of the Senior Debt Documents and commitments to loan money thereunder, the Subordinated Creditor agrees that it shall not without each Senior Loan Party’s written consent to the contrary: (1) take, join, support or consent to any action or vote in connection with any plan of reorganization or otherwise in any way so as to directly or indirectly challenge or contest: (A) the validity or the enforceability of the Senior Debt Documents, or (B) the validity or enforceability of this Agreement, or (2) propose, join, support or consent to, or vote in favor of or otherwise approve a plan of reorganization, arrangement or liquidation, or file, join, or consent to any motion or pleading in support of any plan of reorganization, arrangement or liquidation, unless the plan provides for the payment in full cash of the Senior Debt on the effective date of such plan;

(f)

this Agreement shall constitute a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code.  This Agreement shall be applicable both before and after the filing of any petition by or against any Person under the Bankruptcy Code and shall be applicable both before and after the commencement of any other Proceeding.  The relative rights of the parties hereto, and the rights of such parties in or to distributions shall continue after the filing of such petition, or the commencement of any other Proceeding, on the same basis as prior thereto; and

(g)

nothing contained in this Subsection 2.7 shall be construed to waive, limit or otherwise impair the Subordinated Creditor’s rights or remedies or entitlement to pursue or obtain the Escrow Shares in accordance with the terms of the Stock Purchase Agreement and the Escrow Agreement; provided that the exercise of the Put Right with respect to the Escrow Shares shall be limited and subordinated to the Senior Debt in accordance with the terms of this Agreement.

3.

Modifications.

3.1

Modifications to Senior Debt Documents.  Senior Agent and the other Senior Lender Parties may at any time and from time to time without the consent of or notice to the Subordinated Creditor, without incurring liability to the Subordinated Creditor and without impairing or releasing the obligations of the Subordinated Creditor under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt, or amend in any manner any agreement, note, guaranty or other instrument evidencing or securing at otherwise relating to the Senior Debt in accordance with the terms set forth in the Senior Debt Documents; provided that without the prior written consent of the Subordinated Creditor, the Senior Debt Documents shall not be amended so as to:

(a)

contravene the provisions of this Agreement; or

(b)

modify any provision of the Senior Debt Documents to further restrict the Borrower or any Company from making any payments under the Subordinated Debt Documents in addition to those in existence on the date hereof.

3.2

Modifications to Subordinated Debt Documents.  Until the Senior Debt has been indefeasibly paid in full in cash and all lending commitments under the Senior Debt Documents have terminated, and notwithstanding anything to the contrary contained in the Subordinated Debt Documents, the Subordinated Creditor shall not, without the prior written consent of Senior Agent, agree to any amendment, modification or supplement to the Subordinated Debt Documents.

4.

Waiver of Certain Rights by the Subordinated Creditor.

4.1

Marshaling.  The Subordinated Creditor hereby waives any rights it may have under applicable law to assert the doctrine of marshaling or to otherwise require Senior Agent and the other Senior Lender Parties to marshal any property of any Company or any Subsidiary of any Company or any guarantor of the Senior Debt for the benefit of the Subordinated Creditor.

4.2

Rights Relating to Senior Agent’s Actions with respect to the Collateral. The Subordinated Creditor hereby waives, to the extent permitted by applicable law, any rights which it may have to enjoin or otherwise obtain a judicial or administrative order preventing Senior Agent or the other Senior Lender Parties from taking, or refraining from taking, any action with respect to all or any part of the collateral subject to the Senior Lender Parties’ Liens. Without limitation of the foregoing, the Subordinated Creditor hereby agrees that it has no right to direct or object to the manner in which Senior

Agent applies the proceeds of such collateral to the Senior Debt resulting from the exercise by Senior Agent and the other Senior Lender Parties of rights and remedies under the Senior Debt Documents.

4.3

Rights Relating to Disclosures.  The Subordinated Creditor hereby agrees that Senior Agent has not assumed any obligation or duty to disclose information regarding any Company or any Subsidiary of any Company or the Senior Debt to the Subordinated Creditor and Senior Agent shall have no special or fiduciary relationship to the Subordinated Creditor. The Subordinated Creditor hereby fully waives and releases Senior Agent from any affirmative disclosures which may be required of Senior Agent under applicable law.

5.

No Additional Liens or Guarantees; Turnover.  The Subordinated Creditor agrees that it shall not seek to obtain and shall not take, accept, obtain or have (i) any guarantee of all or any part of the Subordinated Debt by any Credit Party (other than the Borrower) or (ii) any lien or security interest in any assets of, or equity interests in, the Companies or any other Credit Party as security for all or any part of the Subordinated Debt, other than the Subordinated Debt Security, and, in the event that the Subordinated Creditor obtains any guarantees, liens or security interests, other than the Subordinated Debt Security, the Subordinated Creditor shall (or shall cause its agent to) promptly execute and deliver to Senior Agent such documents, agreements and instruments, and take such other actions, as Senior Agent shall request to release such guarantees, liens or security interests.  Without limiting any of the foregoing, the Subordinated Creditor agrees and acknowledges that, in the event the Subordinated Creditor takes any action to realize on any collateral securing the Subordinated Debt (excluding any action to pursue or obtain the Escrow Shares in accordance with the terms of the Stock Purchase Agreement and the Escrow Agreement, but excluding any action taken to  exercise of the Put Right with respect to the Escrow shares) (in violation of the foregoing), if any (including as a result of any judgment lien), all proceeds therefrom shall be received in trust for the benefit of the Senior Lender Parties and shall be paid over upon demand to Senior Agent, for the benefit of the Senior Lender Parties, in the same form as so received (with all necessary endorsements) to be applied to the payment of the Senior Debt until the Senior Debt shall have been paid in full in cash.

6.

Construction.  The terms of this Agreement were negotiated among business persons sophisticated in the area of business finance, and accordingly, in construing the terms of this Agreement, no rule or law which would require that this instrument be construed against the party who drafted this instrument shall be given any force or effect.

7.

Modification.  Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by Senior Agent and the Subordinated Creditor, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

8.

Further Assurances.  Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

9.

Notices.  Any notice or other communication required or permitted under this Agreement shall be in writing and personally delivered, mailed by registered or certified mail (return receipt requested and postage prepaid), sent by telecopier (with a confirming copy sent by regular mail), or sent by prepaid overnight courier service, and addressed to the relevant party at its address set forth below, or at such other address as such party may, by written notice, designate as its address for purposes of notice under this Agreement:

(a)

If to Senior Agent or any other Senior Lender Party, at:

Victory Park Management, LLC

227 W. Monroe Street, Suite 3900

Chicago, Illinois 60606

Telephone:

(312) 705-2786

Facsimile:

(312) 701-0794

Attention:

Scott Zemnick, Esq.

E-mail:

szemnick@vpcadvisors.com

with a copy to:

Katten Muchin Rosenman LLP

525 West Monroe Street

Chicago, Illinois 60661

Telephone:

(312) 902-5297 and (312) 902-5495

Facsimile:

(312) 577-8964 and (312) 577-8854

Attention:

Mark R. Grossmann, Esq. and Scott E. Lyons, Esq.

E-mail:

mg@kattenlaw.com and scott.lyons@kattenlaw.com

(b)

If to any Company, at:

Social Reality, Inc.

456 Seaton Street

Los Angeles, CA  90013

Telephone:

(323) 283-8505

Attention:

Christopher Miglino

Email:

chris@socialreality.com

with a copy to:

c/o Sidley Austin LLP

787 Seventh Avenue

New York, New York  10019

Telephone:

(212) 339-5480

Attention:

Alan Jakimo, Esq.

Email:

ajakimo@sidley.com

(c)

If to the Subordinated Creditor, at:

Richard Steel

_______________

_______________

Attention: Laura Juarez, President

Facsimile: (419) 636-8129

with a copy to:

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10020

Attention Steven E. Siesser, Esq.

Telephone: (212) 204-8688

Fascimile: (973) 597-2507

Email:  ssiesser@lowenstein.com

If mailed, notice shall be deemed to be given five (5) days after being sent, and if sent by personal delivery, telecopier or prepaid courier, notice shall be deemed to be given when delivered.

10.

Successors and Assigns.  This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of Senior Agent, the other Senior Lender Parties, the Subordinated Creditor and the Companies.  Senior Agent and the other Senior Lender Parties may, from time to time, without notice to the Subordinated Creditor, assign or transfer any or all of the Senior Debt or any interest therein to any Person in accordance with the terms of the Senior Loan Agreement and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.

11.

Relative Rights.  This Agreement shall define the relative rights of Senior Agent, the other Senior Lender Parties and the Subordinated Creditor.  Nothing in this Agreement shall (a) impair, as among the Companies, the other Senior Lender Parties and Senior Agent, the obligation of the Companies with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms or (b) affect the relative rights of Senior Agent, the other Senior Lender Parties or the Subordinated Creditor with respect to any other creditors of the Companies.

12.

Miscellaneous.  In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Debt Documents, the provisions of this Agreement shall control and govern.  The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, but in making proof hereof, it shall only be necessary to produce one such counterpart containing signature pages signed by each party. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement. This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of Illinois, without regard to conflicts of law principles.

13.

Continuation of Subordination; Termination of Agreement.  This Agreement shall remain in full force and effect until the indefeasible payment in full in cash of the Senior Debt and the termination of all lending commitments under the Senior Debt Documents after which this Agreement shall terminate without further action on the part of the parties hereto.

14.

CONSENT TO JURISDICTION.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS LOCATED IN THE CITY OF CHICAGO, COUNTY OF COOK, OR OF THE UNITED STATES OF AMERICA FOR THE FOR THE NORTHERN DISTRICT OF ILLINOIS AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE SUBORDINATED CREDITOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.  THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTIONS.  EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH PERSON AT THEIR RESPECTIVE ADDRESSES SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

15.

WAIVER OP JURY TRIAL.  THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.  EACH OF SUBORDINATED CREDITOR, EACH COMPANY AND SENIOR AGENT WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

IN WITNESS WHEREOF, intending to be legally bound, and intending that this Agreement constitute an instrument executed and delivered under seal, the parties have caused this Agreement to be executed under seal as of the date first written above.

SUBORDINATED CREDITOR:

RICHARD STEEL, an individual

/s/ Richard Steel

COMPANIES:

SOCIAL REALITY, INC., a Delaware corporation

By:	/s/ Christopher Miglino
Name:	Christopher Miglino
Title:	Chief Executive Officer

SENIOR AGENT:

VICTORY PARK MANAGEMENT, LLC, a Delaware limited liability company

By:	/s/ Scott Zemnick
Name:	Scott Zemnick
Title:	Authorized Signatory